EXHIBIT 3.1

FORM OF FIRST ARTICLES OF AMENDMENT AND RESTATEMENT

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

Pursuant to the provisions of Section 2-609 of the Maryland General Corporation Law, Inland Core Assets Real Estate Trust, Inc., a Maryland corporation (the “Company”), hereby certifies that:

FIRST:                    The Company desires to amend and restate its charter as currently in effect and hereinafter amended.

SECOND:               The following provisions set forth in these First Articles of Amendment and Restatement are all the provisions of the charter of the Company as currently in effect and as hereinafter amended:

ARTICLE I
NAME

The name of the corporation is Inland Core Assets Real Estate Trust, Inc.  So far as may be practicable, the business of the Company shall be conducted and transacted under that name.  Under circumstances in which the Board of Directors (as defined below in Article IV) shall determine that the use of the name “Inland Core Assets Real Estate Trust, Inc.” is not practicable, the Board of Directors may permit the use of any other designation or name for the Company.

ARTICLE II
PURPOSES AND POWERS

The purposes for which the Company is formed are to engage in any lawful business or other activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860 of the Code (as defined below in Article IV) or any successor statute) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III
PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.  The Company may have other offices (including its principal executive offices) and places of business within or without the State of Maryland as the Board of Directors may from time to time determine.  The resident agent of the Company is The Corporation Trust Incorporated, whose address is 351 West Camden Street, Baltimore, Maryland 21201.  The Company reserves the right to change its principal office and resident agent at any time.

ARTICLE IV

DEFINITIONS

For the purposes of this Charter (as defined below) the following terms shall have the following meanings:

“Acquisition Expenses” means any and all expenses incurred by the Company, the Business Manager or any Affiliate of either in connection with selecting, evaluating or acquiring any investment in Real Estate Assets, including but not limited to legal fees and expenses, travel and communication, appraisals and surveys, nonrefundable option payments regardless of whether the Real Estate Asset is acquired, accounting fees and expenses, computer related expenses, architectural and engineering reports, environmental and asbestos audits and surveys, title insurance and escrow fees, and personal and miscellaneous expenses.

“Acquisition Fees” means the total of all fees and commissions, excluding Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to the Company, the Business Manager or any Affiliate or designee of either) in connection with an investment in Real Estate Assets or purchasing, developing or constructing a Property by the Company.  For these purposes, the fees or commissions shall include any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fee, including points, or any fee of a similar nature, however designated, except for Development Fees and Construction Fees paid to any Person not Affiliated with the Sponsor or Business Manager in connection with the actual development and construction of a project, or fees in connection with temporary short-term investments acquired for purposes of cash management.

“Affiliate” means, with respect to any other Person:  (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10.0%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee, general partner or manager of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

“Aggregate Debt Service” means, for any period, the aggregate amount of interest expense, principal amortization and other charges payable with respect to the Company’s outstanding borrowings and indebtedness, whether secured or unsecured, including all Loans, Senior Debt and Junior Debt.

“Average Invested Assets” means, for any period, the average of the aggregate book value of the Company’s assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in and loans secured by Real Estate Assets, as well as amounts invested in securities, consolidated and unconsolidated Joint Ventures or other partnerships and REITs, before non-cash charges such as depreciation, amortization, impairment and bad debt reserves, computed by taking the average of these values at the end of each month during the relevant period.  For purposes of calculating the Business Management Fee, Average Invested Assets shall mean the average of the assets identified in the immediately preceding sentence as of the last day of each month during the relevant calendar quarter for which the Business Management Fee is calculated.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Business Management Agreement” means that agreement entered into by and between the Company and the Business Manager.

“Business Manager” means Inland Core Business Manager & Advisor, Inc., an Illinois corporation, or its successors and assigns, which is responsible for directing or performing the day-to-day business affairs of the Company.

“Bylaws” means the bylaws of the Company, as the same are in effect and may be amended from time to time.

“Charter” means these First Articles of Amendment and Restatement, as amended, supplemented and restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or corresponding provisions of subsequent revenue laws.

“Commencement of the Initial Public Offering” shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Competitive Real Estate Commission” means the real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of such Property.

“Construction Fee” means a fee or other remuneration for acting as general contractor or construction manager to construct improvements, supervise and coordinate projects on, or to provide major repairs to, or rehabilitation of, a Property.

“Contract Purchase Price” means the amount of monies or other consideration paid or contributed by the Company, from time to time, (1) to acquire, directly or indirectly, any Real Estate Asset or an Incremental Interest in a Real Estate Asset, and including any indebtedness for money borrowed to finance the purchase, indebtedness secured by such Real Estate Asset, which is assumed, or indebtedness that is refinanced or restructured, all in connection with the acquisition, and which is or will be secured by such Real Estate Asset at the time of the acquisition or (2) to make any Property Improvements.  The Contract Purchase Price shall exclude Acquisition Fees and Acquisition Expenses.  With respect to monies funded or contributed by the Company to a Joint Venture, the Contract Purchase Price shall be equal to the product of (a) the amount determined in accordance with the foregoing and (b) the Ownership Percentage.

“Dealer Manager” means Inland Securities Corporation, a Delaware corporation.

“Debt Service Coverage” means the ratio equal to annualized Net Income for the latest quarterly period divided by Aggregate Debt Service.

“Development Fee” means a fee paid to the Company for services rendered in connection with the development of a Property, including negotiating and approving plans and undertaking to assist in obtaining zoning, variances and financing for such Property either internally or at a later date.

“Director(s)” means the members of the Board of Directors (including Independent Directors).

“Distributions” means any distribution of cash, other assets or securities by the Company to its Stockholders including distributions that may constitute a return of capital for federal income tax purposes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Equity Stock” means all classes or series of stock of the Company, including, without limit, Common Stock (as defined below in Article V) and Preferred Stock (as defined below in Article V), which the Company has authority to issue.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or such other accounting basis mandated by the Securities and Exchange Commission.

“Incremental Interest” means an increase in the percentage interest owned by the Company, directly or indirectly through a Joint Venture, in a Real Estate Asset, which results from an additional investment by the Company in the Real Estate Asset, whether through an additional capital contribution, the funding of additional debt or the assumption or guarantee of debt, which in the case of a Joint Venture, is not matched by a corresponding contribution or assumption by the other Joint Venture partner.

“Independent Director(s)” means a Director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or Business Manager by virtue of (1) an ownership of an interest in the Sponsor, Business Manager or any of their Affiliates, (2) employment by the Sponsor, Business Manager or any of their Affiliates, (3) service as an officer or director of the Sponsor, Business Manager or any of their Affiliates, (4) performance of services, other than as a Director, for the Company, (5) service as a director or trustee of more than three REITs sponsored by the Sponsor or managed by the Business Manager, or (6)  a material business or professional relationship with the Sponsor, Business Manager or any of their Affiliates.  For purposes of this definition, an indirect affiliation shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law have any of the relationships identified in the immediately preceding sentence of this definition with the Company, the Sponsor, the Business Manager or any of their Affiliates during the applicable two year period.  For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Business Manager and their Affiliates shall be deemed material per se if it exceeds five percent (5.0%) of the prospective Independent Director’s: (i) annual gross revenue, derived from all sources, during either of the prior two years; or (ii) net worth, on a fair market value basis during the prior two years.

“Independent Expert” means a Person with no material current or prior business or personal relationship with the Business Manager or the Directors who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

“Initial Investment” means the purchase of 20,000 shares of Common Stock by the Sponsor for an aggregate price of $200,000 in connection with the formation of the Company.

“Initial Public Offering” means the Company’s first public offering of Equity Stock pursuant to an effective registration statement filed under the Securities Act.

“Invested Capital” means the aggregate original issue price paid for the shares of Common Stock, before reduction for Organization and Offering Expenses, as reduced by any prior distribution of sale or financing proceeds.

“IREIC” means Inland Real Estate Investment Corporation, a Delaware corporation.

“Joint Venture” means a limited liability company, corporation or partnership arrangement in which the Company, or any subsidiary thereof, is a member, stockholder or partner.

“Junior Debt” means indebtedness that is subordinate to Senior Debt.

“Liquidity Amount” means (1) in the case of the sale of Real Estate Assets, the net sales proceeds realized by the Company from the sale since inception and distributed to Stockholders, plus the total amount of any other Distributions paid by the Company to Stockholders from inception until the date that the Liquidity Amount is determined and (2) in the case of (a) a Listing or (b) any merger, reorganization, business combination, share exchange, acquisition or other similar transaction in which Stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares, Market Value, plus the total Distributions paid by the Company to Stockholders from inception until the date that the Liquidity Amount is determined.

“Loans” means debt financing evidenced by bonds, notes, debentures or similar instruments or letters of credit and Mortgage Loans.

“Market Value” means the value of the Company (or the Company’s applicable subsidiary, as the case may be) determined as follows:  (1) in the case of a Listing, by taking the average closing price over the period of the first thirty (30) consecutive trading days during which the Shares, or the shares of the common stock of the Company’s subsidiary, as applicable, are eligible for trading, beginning on the 180th day after Listing of the Shares, provided that in the case of a Listing for less than all of the Shares (e.g., a phased Listing), the calculation of Market Value shall apply only to the portion of Shares, or shares of the common stock of the Company’s subsidiary that are Listed and available to trade; and (2) in the case of a Triggering Event described in clause (3) of the definition thereof: (a) if the securities of the other entity are trading on a national securities exchange prior to the consummation of the Triggering Event, the value ascribed to the securities in the transaction giving rise to the Triggering Event; (b) if the securities of the other entity become listed on a national securities exchange concurrent with the consummation of the Triggering Event, the average closing price over a period of thirty (30) consecutive trading days during which the securities are eligible for trading, beginning on the 180th day after the listing of the securities.  In addition to the value of the aforementioned securities, as calculated in the preceding sentences, Market Value also shall include: (I) the carrying amount of any long-term indebtedness set forth on the last balance sheet of the Company or subsidiary, as applicable, in each case immediately prior to the Triggering Event plus (II) any cash consideration received by the Stockholders as part of the applicable Triggering Event.

“MGCL” means the Maryland General Corporation Law, as in effect as of the date of this Charter, as the MGCL may be amended from time to time, or any successor statute.

“Mortgage Loans” means notes or other evidences of indebtedness or obligations that are secured or collateralized, directly or indirectly, by Property or interests in Property.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007 and in effect upon the Commencement of the Initial Public Offering.

“Net Assets” or “Net Asset Value” means the aggregate amount of total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly in accordance with GAAP.

“Net Income” means, for any period, the aggregate amount of total revenues applicable to such period less the expenses applicable to such period other than additions to non-cash charges such as depreciation, amortization, impairments and bad debt reserves, all calculated in accordance with GAAP; provided, however, that Net Income for purposes of Section 7.5 hereof shall not include any gain recognized upon the sale of the Company’s assets.

“Organization and Offering Expenses” means all expenses incurred by, and to be paid from the assets of, the Company in connection with and in preparing the Company for registration and offering shares of Equity Stock to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys paid by the Company), expenses for printing, engraving and mailing, salaries of employees of the Company, or the Sponsor and its Affiliates, while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, expenses of qualification of the sale of the Equity Stock under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees and expenses.

“Ownership Percentage” means, with respect to any Real Estate Asset at a specified time, the percentage of capital stock, membership interests, partnership interests or other equity interests in the Real Estate Asset held directly or indirectly by the Company at such time, without regard to classification of such equity interests.

“Person” means any individual, corporation, partnership, limited liability company, association or trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, any association, private foundation within the meaning of Section 509(a) of the Code or joint stock company, any other legal or commercial entity, a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Exchange Act or a group to which an Excepted Holder Limit applies.

“Property” or “Properties” means interests in (i) land, rights or interests in land (including but not limited to leasehold interests), (ii) long-term ground leases or (iii) any buildings, structures, improvements, furnishings, fixtures and equipment, located on or used in connection with, land and rights or interests in land, in each case owned or to be owned by the Company either directly or indirectly through one or more Affiliates, subsidiaries, Joint Ventures, partnerships or other legal entities.

“Property Improvements” means any monies invested or otherwise spent by the Company, directly or indirectly, to develop, construct, renovate, or otherwise physically improve a Real Estate Asset, including, but not limited to tenant improvements, whether pursuant to allowances, concessions or rent abatements, all to the extent that the monies invested or funded for each of these purposes were approved by the Board of Directors as part of the initial plan for the Real Estate Asset.

“Real Estate Assets” means any and all Properties and other direct or indirect investments in equity interests in or Loans secured, directly or indirectly, by or otherwise relating to Property (other than investments in bank accounts, money market funds or other current assets), including any interest in a Joint Venture owned by the Company, directly or indirectly through one or more of its subsidiaries, Affiliates or Joint Ventures.  Notwithstanding the foregoing, “Real Estate Assets” shall not include any investments in Real Estate-Related Securities.

“Real Estate Manager” means any of Inland Core Assets Real Estate Services LLC and Inland Core Management LLC, each a Delaware limited liability company, or any of their successors or assigns, or additional entities owned or controlled by the Sponsor and engaged by the Company to manage a Property or Properties.

“Real Estate-Related Security” means the real estate-related securities investments, including investments in commercial mortgage-backed securities, owned by the Company, directly or indirectly through one or more of its subsidiaries, Affiliates or Joint Ventures, but excluding, for these purposes, ownership interests in a Joint Venture.

“REIT” means a “real estate investment trust” as defined by the Code.

“Roll-Up” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and a Roll-Up Entity and the issuance of securities of such Roll-Up Entity to the Stockholders of the Company, but not including:

(a)           a transaction involving securities of an entity that have been, for at least twelve months, listed on a national securities exchange; or

(b)           a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)	Stockholders’ voting rights;
(ii)	the term and existence of the Company;
(iii)	compensation payable to the Sponsor or Business Manager; or
(iv)	the Company’s investment objectives.

“Roll-Up Entity” means a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto.

“Senior Debt” means indebtedness to which Junior Debt is subordinate.

“Sponsor” means IREIC or any other Person directly or indirectly instrumental in organizing, wholly or in part, the Company, or any Person who will control, manage or participate in the management of the Company, and any Affiliate of any such Person, but excluding any Person whose only relationship with the Company is as that of an independent real estate manager of the Company’s assets or any independent third parties such as attorneys, accountants and underwriters who receive compensation for professional services.  A Person may be deemed a Sponsor of the Company by:

(a)           taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b)           receiving a material participation in the Company in connection with founding or organizing the business of the Company in consideration of services or property, or both services and property;

(c)           having a substantial number of relationships and contacts with the Company;

(d)           possessing significant rights to control any of the Properties;

(e)           receiving fees for providing services to the Company that are paid on a basis that is not customary in the industry; or

(f)            providing goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company.

“Stockholders” means holders of shares of Common Stock or any other share of Equity Stock having the right to elect Directors.

“Total Operating Expenses” means the aggregate expenses of every character paid or incurred by the Company as determined under GAAP, including any fees paid to the Business Manager, but excluding:

(a)                                  the expenses of raising capital, such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of any shares of Equity Stock or a class of capital stock of a subsidiary of the Company;

(b)                                 Property-level operating expenses incurred on a Property by Property basis, including any fees paid to, or expenses reimbursed on behalf of, the Real Estate Managers;

(c)                                  interest payments;

(d)                                 taxes;

(e)                                  non-cash charges such as depreciation, amortization, impairments and bad debt reserves;

(f)                                    incentive fees payable to the Business Manager; and

(g)                                 Acquisition Fees, Acquisition Expenses, real estate commissions on resale of Property and other expenses connected with acquiring, disposing (including any disposition fees) and owning Real Estate Assets (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of any Property).

“Triggering Event” means (1) any sale of Real Estate Assets, in which the net sales proceeds are specifically identified and distributed to Stockholders, (2) a Listing or (3) any merger, reorganization, business combination, share exchange or acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the shares of Common Stock in one or more related transactions, or another similar transaction involving the Company, pursuant to which Stockholders receive cash or the securities of another issuer that are listed on a national securities exchange.

ARTICLE V
STOCK

Section 5.1                                           Authorized Stock.  The total number of shares of Equity Stock is 1,500,000,000 shares, of which 1,460,000,000 are shares of common stock, $.001 par value per share (“Common Stock”), and 40,000,000 are shares of preferred stock, $.001 par value per share

(“Preferred Stock”).  The aggregate par value of all authorized shares of Equity Stock having par value is $1,500,000.  If shares of one class of Equity Stock are classified or reclassified into shares of another class of Equity Stock pursuant to this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of Equity Stock of all classes that the Company has authority to issue shall not be more than the total number of shares of Equity Stock set forth in the first sentence of this Section 5.1.  Subject to any preferential right in favor or any class or series of Equity Stock, the Board of Directors, without any action by the Stockholders, may amend this Charter from time to time to increase or decrease the aggregate number of shares of Equity Stock or the number of shares of Equity Stock of any class or series that the Company has authority to issue.

Section 5.2                                           Liquidation.  Subject to any preferential rights in favor of any class of Preferred Stock, upon liquidation or dissolution of the Company, each issued and outstanding share of Common Stock shall be entitled to participate pro rata in the assets of the Company remaining after paying, or making adequate provision for, the debts and liabilities of the Company.

Section 5.3                                           Common Stock.

(a)                                  Subject to the provisions of Article VIII and except as otherwise provided in this Charter, each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote on all matters presented for a vote of Stockholders.  Shares of Common Stock do not have cumulative voting rights.  The holders of Common Stock shall be entitled to receive dividends or other Distributions when and as authorized by the Board of Directors and declared by the Company, but only out of funds legally available therefor.

(b)                                 A majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors.  A quorum shall be fifty percent (50.0%) of the then outstanding shares of Common Stock.

(c)                                  With respect to voting shares of Common Stock owned by the Business Manager, the Sponsor, the Directors or any of their Affiliates, neither the Business Manager, the Sponsor, the Directors nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Business Manager, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them.  In determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Business Manager, the Sponsor, the Directors or any of their Affiliates may not vote or consent, any shares of Common Stock owned by any of them shall not be included.

(d)                                 The Board of Directors may classify or reclassify any unissued shares of Common Stock from time to time into one or more classes or series of shares; provided, however, that the voting rights per share sold in a private offering shall not exceed voting rights that bear the same relationship to the voting rights of a publicly held share as the consideration paid to the Company for each privately offered share bears to the book value of each outstanding publicly held share.

Section 5.4                                           Preferred Stock.  The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of shares of Equity Stock, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications, or terms or conditions of redemption of the shares.  Notwithstanding anything to the contrary in this Section 5.4, the voting rights of any share of Preferred Stock (other than any publicly held share) sold in a private offering shall not exceed voting rights that bear the same relationship to the voting rights of a publicly held share as the consideration paid to the Company for each privately offered share bears to the book value of each outstanding publicly held share.

Section 5.5                                           Classified or Reclassified Shares of Preferred Stock.  Prior to issuing classified or reclassified shares of any class of Equity Stock, the Board of Directors by resolution shall:  (i) designate that class or series to be classified or reclassified to distinguish it from all other series and classes of Equity Stock; (ii) specify the number of shares to be included in the class or series; (iii) subject to the provisions of Article VIII regarding Equity Stock, and subject to the express terms of any class or series of Equity Stock of the Company outstanding at the time, set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications, or terms or conditions of redemption for each class or series; and (iv) cause the Company to file articles supplementary with the SDAT.  Any of the terms of any class or series of Equity Stock set or changed pursuant to clause (iii) of this Section 5.5 may be made dependent upon facts or events ascertainable outside this Charter (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which the facts, events or variations shall operate upon the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications, or terms or conditions of redemption of the class or series of Equity Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT or other part of this Charter.

Section 5.6                                           Preemptive Rights.  Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of Equity Stock pursuant to Section 5.5 or as may otherwise be provided by a contract approved by the Board of Directors, no Stockholder of the Company shall, as a Stockholder, have any preemptive right to purchase or subscribe for any additional shares of Equity Stock or any other security of the Company that it may issue or sell.

Section 5.7                                           Charter and Bylaws.  The rights of all Stockholders and the terms of all Equity Stock are subject to the provisions of this Charter and the Bylaws, each as may be amended from time to time.

Section 5.8                                           Terms and Conditions of Securities.  The Company shall not issue:

(a)                                  Common Stock that is non-voting or assessable;

(b)                                 Common Stock that is redeemable;

(c)                                  Debt securities unless the Debt Service Coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of the Company’s most recently completed fiscal quarter or such shorter period if the Company has not yet completed its first fiscal quarter, is equal to or greater than 1.0;

(d)                                 Options or warrants to purchase shares of Common Stock or any other share of Equity Stock having the right to elect Directors to the Sponsor, the Business Manager, any Directors or their Affiliates except on the same terms as the options or warrants, if any, are sold to the general public (excluding for these purposes underwriting fees, commissions and discounts); provided that the Company may issue options or warrants to Persons not Affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Directors has a market value not less than the value of the option or warrant on the date of grant; provided, further, that options or warrants issuable to the Sponsor, the Business Manager, any Directors or their Affiliates shall not exceed an amount equal to ten percent (10.0%) of the outstanding shares of Common Stock or any other shares of Equity Stock having the right to elect Directors on the date of grant of any options or warrants; or

(e)                                  Shares of Equity Stock on a deferred payment basis or similar arrangement.

Section 5.9                                           Rights of Objecting Stockholders.  Holders of shares of Equity Stock are not entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 or Subtitle 7 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that the rights apply, with respect to all or any classes or series of Equity Stock, to one or more transactions occurring after the date of such determination in connection with which holders of the shares of Equity Stock would otherwise be entitled to exercise their rights.

Section 5.10                                     Suitability of Stockholders.  Any Person purchasing shares of Common Stock in the Company’s Initial Public Offering shall have: (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000; or (ii) a minimum net worth of $250,000 at the time they make an investment in the Company.  Net worth shall be determined by excluding the value of home, home furnishings and automobiles.  In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares of Common Stock if the donor or grantor is the fiduciary.  The Company may require higher or lower suitability standards from purchasers residing in a particular jurisdiction at the request or with the permission of the official or agency administering the securities laws of the jurisdiction.

Section 5.11                                     Determination of Suitability of Sale. The Sponsor and each Person selling Common Stock in the Company’s Initial Public Offering on behalf of the Company shall make every reasonable effort to determine that the purchase of Common Stock is a suitable and appropriate investment for that Stockholder. In making this determination, the Sponsor and each

Person selling Common Stock on behalf of the Company shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for the Company; (b) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the Stockholder may lose the entire investment; (iii) the lack of liquidity of the Common Stock; (iv) the restrictions on transferability of the Common Stock; and (v) the tax consequences of the investment.

The Sponsor and each Person selling Common Stock on behalf of the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor and each Person selling Common Stock on behalf of the Company shall maintain records of the information used to determine that an investment in Common Stock is suitable and appropriate for a Stockholder. The Sponsor and each Person selling Common Stock on behalf of the Company shall maintain these records for at least six years.

ARTICLE VI
BOARD OF DIRECTORS

Section 6.1                                           Number and Classification.  The number of Directors shall be five, which number may be increased or decreased pursuant to the Bylaws; provided, however that the number of Directors shall never be less than three (3) nor more than eleven (11).  At, or prior to, the Commencement of the Initial Public Offering, a majority of the Board of Directors shall be comprised of Independent Directors except for a period of up to sixty days after the death, removal or resignation of an Independent Director pending the election of such Independent Director’s successor.  The Directors may establish any committees as they deem appropriate; provided that the majority of the members of each committee are Independent Directors.  A Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

The Directors who shall serve until the next annual meeting of the Stockholders and until their successors are duly elected and qualify are:

Brenda G. Gujral
JoAnn M. Armenta
[ ]
[ ]
[ ]

The Directors, then in office, may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors prior to the first annual meeting of Stockholders in the manner provided in the Bylaws; provided, however, that after Commencement of the Initial Public Offering, only Independent Directors in office shall nominate replacements for vacancies among the Independent Directors.

Section 6.2                                           Election and Term.  Each Director elected by the vote of the Stockholders shall hold office until his or her successor is elected and qualifies.

Section 6.3                                           Resignation, Removal or Death.  A Director may resign by written notice to the Board of Directors, signed by the Director and effective upon delivery to the Board of Directors or any later date specified in the notice.  Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more Directors, a Director may be removed at any time, with or without cause and without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the shares of Equity Stock then outstanding and entitled to vote generally in the election of Directors.  For purposes of this Section 6.3, “cause” shall mean with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that the Director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Section 6.4                                           Duties and Powers.

(a)                                  General.  The business and affairs of the Company shall be managed under the direction of the Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Stockholders by law or by this Charter or the Bylaws.  This Charter and the Bylaws shall be construed with a presumption in favor of the grant of power and authority to the Board of Directors.  Any construction of this Charter or the Bylaws or any determination made in good faith by the Board of Directors concerning its powers and authority hereunder or thereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in this Charter or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the MGCL, the general laws of the State of Maryland or any other applicable laws as now or hereafter in force.  At, or prior to, the Commencement of the Initial Public Offering, this Charter shall be reviewed and ratified by a majority both of the Directors and the Independent Directors.

(b)                                 REIT Qualification.  The Board of Directors shall use its reasonable best efforts to cause the Company to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code or corresponding provisions of subsequent revenue laws applicable to a REIT.  In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take actions as are necessary or appropriate, and may take actions as in its sole judgment and discretion are advisable, to preserve the qualification of the Company as a REIT.  Notwithstanding the foregoing, if a majority of the Board of Directors (including a majority of the Independent Directors) determines that it is no longer in the best interest of the Company to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Company’s REIT election.

(c)                                  Authorization by Board of Directors of Stock Issuance.  The Board of Directors may authorize the issuance from time to time of shares of Equity Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its Equity Stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (including as compensation for the Independent Directors or without consideration in the case of a stock split or stock dividend), subject to any restrictions or limits set forth in this Charter or the Bylaws.

(d)                                 Distributions.  The Company may pay Distributions to its Stockholders, as authorized from time to time by the Board of Directors and declared by the Company.

The Company may not pay distributions in-kind, except for Distributions of:  (i) readily marketable securities or securities of the Company; (ii) beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets; or (iii) Distributions of in-kind property that meet all of the following conditions:  (a) the Company advises each Stockholder of the risks associated with direct ownership of the in-kind property; (b) the Company offers each Stockholder the election of receiving in-kind property Distributions; and (c) the Company distributes in-kind property only to those Stockholders who accept the Company’s offer.

The Company shall endeavor to declare and pay such Distributions as shall be necessary under the Code to maintain the Company’s qualification as a REIT; provided, however, that Stockholders shall have no right to any Distribution unless and until authorized by the Board of Directors and declared by the Company.  The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.4(d) shall be subject to the provisions of any class or series of Equity Stock at the time outstanding.  The receipt by any Person in whose name any shares of Equity Stock are registered on the records of the Company or by his, her or its duly authorized agent shall be a sufficient discharge for all Distributions payable or deliverable in respect of such shares of Equity Stock and from all liability related to the application thereof.

(e)                                  Distribution Reinvestment Plan. The Company may adopt a distribution reinvestment plan on such terms and conditions as shall be determined by the Board of Directors; provided, however, that any such plan shall, at a minimum, provide for the following:  (i) all material information regarding the Distribution to the Stockholder and the effect of reinvesting such Distribution, including the tax consequences thereof, shall be provided to the Stockholder at least annually; and (ii) each Stockholder participating in the distribution reinvestment plan shall have a reasonable opportunity to withdraw from the distribution reinvestment plan at least annually after receipt of the information required in subclause (i) above.

(f)                                    Determination of Reasonableness of Fees and Expenses. The Independent Directors shall determine from time to time, but at least annually, that the total fees and expenses of the Company are reasonable in the light of the investment performance of the Company, its Net Assets, its Net Income, and the fees and expenses of other comparable unaffiliated REITs.  Each determination shall be reflected in the minutes of a meeting of the Board of Directors.

(g)                                 Review of Investment Policies.  The Board of Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Business Manager.  The Independent Directors shall review these policies, with sufficient frequency and at least annually, to determine that the policies being followed by the Company at any time are in the best interests of the Stockholders.  Each determination and the basis therefor shall be set forth in the minutes of a meeting of the Board of Directors.

(h)                                 Determination of Consideration.  The consideration paid for each Real Estate Asset acquired by the Company shall ordinarily be based upon the fair market value of the applicable Real Estate Asset and approved by a majority of the Directors (including a majority of the Independent Directors).  In cases in which a majority of the Independent Directors so determine, or if Real Estate Assets are acquired from a Sponsor, Business Manager, Director or any of their Affiliates pursuant to Section 7.8 hereof, the fair market value shall be as determined by a qualified independent real estate appraiser selected by the Independent Directors.

(i)                                     Reserved Powers of Board of Directors.  Except as otherwise provided in the Bylaws, the Board of Directors, without any action by the Stockholders of the Company, shall have and may exercise, on behalf of the Company, without limitation, the exclusive power to adopt, alter, amend and repeal any provision of the Bylaws and to make new Bylaws.

(j)                                     Share Repurchase Program.  In addition to the rights granted the Company in Article VIII, the Company may adopt a share repurchase program, or “SRP,” pursuant to which the Company may repurchase, from time to time, shares of Common Stock on such terms and conditions as shall be determined by the Board of Directors so long as the repurchase does not impair the Company’s capital or operations; provided, however, that in no event shall the Sponsor, the Business Manager, the Directors or any of their Affiliates receive a fee for any repurchase of shares of Common Stock by the Company under the SRP.  The Company shall bear all costs involved in organizing, administering and maintaining the SRP.

Section 6.5                                           Performance of Duties.  A Director shall perform his or her duties as a Director, including his or her duties as a member of a committee of the Board of Directors on which he or she serves, in accordance with the MGCL.

Section 6.6                                           Fiduciary Relationship.  The Directors and Business Manager shall be deemed to be in a fiduciary relationship to the Company and the Stockholders.  The Directors also shall have a fiduciary duty to the Stockholders to supervise the relationship of the Company with the Business Manager.

Section 6.7                                           Waiver of Corporate Opportunities.  For so long as the Company is externally advised by the Business Manager, the Company has no interest in any opportunity known to the Business Manager or an Affiliate thereof unless it has been recommended to the Company by the Business Manager or an Affiliate thereof. The preceding sentence shall be of no consequence except in connection with the application of the corporate opportunity doctrine.

Section 6.8                                           Determinations By Board of Directors.  The determination as to any of the following matters made in good faith by, or pursuant to the direction of, the Board of Directors consistent with this Charter, shall be final and conclusive and shall be binding upon the Company and every Stockholder:  (i) the amount of the Net Income of the Company for any period and the amount of assets at any time legally available to pay Distributions or redeem Equity Stock; (ii) the amount of paid-in surplus, Net Assets, other surplus, annual or other cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which the reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any class or series of Equity Stock; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any shares of Equity Stock; (vi) any matters relating to acquiring, holding or disposing of any assets by the Company; (vii) the number of shares of Equity Stock of any class; (viii) the application of any provision of the Charter in the case of any ambiguity, including, without limitation:  (a) any provision of the definitions of any of the following:  Affiliate, Independent Director and Sponsor, (b) which amounts paid to the Advisor or its Affiliates are property-level expenses connected with the ownership of real estate interests, loans or other property, (c) which expenses are excluded from the definition of Total Operating Expenses and (d) whether expenses qualify as Organization and Offering Expenses; or (ix) any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Charter or the Bylaws or otherwise to be determined by the Board of Directors.

Section 6.9                                           Board Action with Respect to Certain Matters.  A majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply:  II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

ARTICLE VII
THE BUSINESS MANAGER; LIMITATION ON TRANSACTIONS WITH AFFILIATES

Section 7.1                                           Business Management Agreement.  Subject to the approval of a majority of the Directors, including a majority of the Independent Directors, the Company may enter into a Business Management Agreement for an initial one year term subject to successive one-year renewals upon the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors; provided that the Business Management Agreement shall be terminable, without cause or penalty, by the Company, upon the vote of a majority of the Independent Directors, or the Business Manager by providing sixty days’ prior written notice to the other party.

In the event of the termination of the Business Management Agreement, the Business Manager will be required to cooperate with the Company and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the functions performed by the Business Manager.

Section 7.2                                           Business Manager Compensation.  The Independent Directors shall determine from time to time, and at least annually, that the compensation that the Company agrees to pay to the Business Manager is reasonable in relation to the nature and quality of services performed or to be performed and is within the limits prescribed by this Charter and applicable law.  The Independent Directors also shall supervise the performance of the Business Manager to determine that the Business Manager possesses sufficient qualifications to perform the business management functions for the Company and to justify the compensation paid to it by the Company as well as to confirm compliance with the provisions of the Business Management Agreement.  The Directors, including the Independent Directors, shall evaluate the performance of the Business Manager before renewing the Business Management Agreement, based upon the following factors and all other factors that the Independent Directors may deem relevant, all of which shall be recorded in the minutes of a meeting of the Board of Directors:  (i) the size of the Business Management Fee in relation to the size, composition and profitability of the Company’s assets; (ii) the success of the Business Manager in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by business managers or advisors performing similar services; (iv) the amount of additional revenues realized by the Business Manager and its Affiliates through their relationship with the Company including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Business Manager; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the investment portfolio of the Company in relationship to the investments generated by the Business Manager for its own account.

Section 7.3                                           Limitation on Organization and Offering Expenses.  The Organization and Offering Expenses paid in connection with forming the Company or selling shares of Equity Stock shall be reasonable and shall in no event exceed eleven and one-half percent (11.5%) of the gross proceeds raised in the applicable offering.

Section 7.4                                           Limitation on Acquisition Fees and Expenses.  The total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the acquisition of a Real Estate Asset by the Company shall be reasonable, and shall in no event exceed, in the case of a Real Estate Asset other than a Loan, an amount equal to six percent (6.0%) of the Contract Purchase Price of any Real Estate Asset acquired or, in the case of a Loan, six percent (6.0%) of the funds advanced; provided, however, that a majority of the Directors (including the majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses exceeding these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

Section 7.5                                           Limitation on Total Operating Expenses.  The annual Total Operating Expenses shall not exceed, in any fiscal year, the greater of two percent (2.0%) of Average Invested Assets or twenty-five percent (25.0%) of Net Income for the applicable fiscal year.  The Independent Directors have a fiduciary responsibility to limit annual Total Operating Expenses to amounts that do not exceed the limitations described above.  The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified in any particular period because of unusual and non-recurring expenses.  Any finding by the Independent Directors, and the reasons in support thereof, shall be recorded in the minutes of a meeting of the Board of Directors.  The Company shall send written notice to each record holder of Common Stock if, within sixty days after the end of any fiscal quarter, Total Operating Expenses (for the twelve months then ended) exceed two percent (2.0%) of Average Invested Assets or twenty-five percent (25.0%) of Net Income, whichever is greater.  If the Independent Directors determine that the higher Total Operating Expenses are justified, the disclosure must also contain an explanation of the Independent Directors’ conclusion.  If the Total Operating Expenses exceed the limits described above, and if the Independent Directors are unable to conclude that the excess was justified then, within sixty days after the end of the Company’s fiscal year, the Business Manager shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the greater of the limitations set forth in this Section 7.5.

Section 7.6                                           Limitation on Incentive Fees. Upon a Triggering Event, the Company shall pay the Business Manager an incentive fee equal to ten percent (10.0%) of the amount by which (1) the Liquidity Amount exceeds (2) Invested Capital, plus the total Distributions required to be paid to Stockholders in order to pay them an eight percent (8.0%) per annum cumulative, pre-tax non-compounded return on Invested Capital at the time of any particular Triggering Event.  If the Company has not satisfied the eight percent (8.0%) per annum cumulative, pre-tax non-compounded return on Invested Capital at the time of any particular Triggering Event, the fee shall be paid on any future Triggering Event if, at the time, the Company has paid the total Distributions required to be paid to Stockholders in order to pay that return.

Section 7.7                                           Limitation on Real Estate Commissions.  If the Company sells Property, the Company may pay a Competitive Real Estate Commission, which shall not in the aggregate exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent (6.0%) of the gross sales price of the Property; provided that, the amount of any brokerage fees payable to the Business Manager or any Affiliate thereof shall not exceed the lesser of (i) one-half of the Competitive Real Estate Commission; or (ii) three percent (3.0%) of the contract price of a Property and shall be paid only if that person provides a substantial amount of services in connection with the sale of the Property.

Section 7.8                                           Limitation on Transactions with Affiliates.

(a)                                  Sales and Leases to Company.  The Company shall not purchase Real Estate Assets from the Sponsor, the Business Manager, any Real Estate Manager, a Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to the Company and the price for the Real Estate Assets is no greater than the cost paid by the Sponsor, the Business Manager, the Real

Estate Manager, a Director or any Affiliate for the Real Estate Assets, unless substantial justification for the excess exists and the excess is, in the opinion of the Board (including a majority of the Independent Directors), reasonable; provided, that the foregoing shall not apply in the event that an Affiliate of the Business Manager enters into a purchase agreement to acquire a Real Estate Asset and subsequently assigns the purchase agreement to the Company.  In no event shall the cost of any Real Estate Asset to the Company exceed its appraised value at the time the Real Estate Asset is acquired by the Company.

(b)                                 Sales and Leases to the Sponsor, the Business Manager, any Real Estate Manager, a Director or any Affiliate. The Company shall not sell or lease assets to the Sponsor, the Business Manager, any Real Estate Manager, a Director or any Affiliate thereof, unless the sale or lease is approved by a majority of Directors, including a majority of Independent Directors, not otherwise interested in the transaction as being fair and reasonable to the Company.

(c)                                  Loans.  The Company shall not make any loans to the Sponsor, the Business Manager, any Real Estate Manager, a Director or any Affiliate thereof or to a wholly-owned subsidiary of the Company except in accordance with applicable law and as provided in Article IX hereof.  The Company may not borrow money from the Sponsor, the Business Manager, any Real Estate Manager, a Director or any Affiliate thereof or from a wholly-owned subsidiary of the Company, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the loan as being fair, competitive and commercially reasonable and no less favorable to the Company than a loan from an unaffiliated party under the same circumstances; provided that for these purposes, amounts owed but not yet paid by the Company under the Business Management Agreement, any real estate management agreement, or any other ancillary service agreement, shall not constitute amounts advanced pursuant to a loan.

(d)                                 Investments.  The Company shall not invest in Joint Ventures with the Sponsor, the Business Manager, any Real Estate Manager, a Director or any Affiliate thereof as a partner, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by other Joint Venturers.  The Company shall not invest in equity securities unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the transaction as being fair, competitive, and commercially reasonable; provided, that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of Directors (including a majority of Independent Directors) shall be deemed fair, competitive and commercially reasonable if the Company acquires the equity securities through a trade that is effected through or in a recognized securities market.  For these purposes, a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.

(e)                                  Other Transactions.  All other transactions between the Company and the Sponsor, the Business Manager, any Real Estate Manager, a Director or any Affiliate thereof shall require approval by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in the transaction as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from an unaffiliated third party.

Section 7.9                                           Initial Investment.  Before the Initial Public Offering, IREIC shall have made the Initial Investment. IREIC or any Affiliate thereof may not sell the Initial Investment while IREIC remains a Sponsor but may transfer all or a portion of the Initial Investment to any of its Affiliates.

ARTICLE VIII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 8.1                                           Definitions.  For the purpose of this Article VIII only, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” means 9.8% (or any other amount designated by the Board of Directors pursuant to Section 8.2(h)) in value of the aggregate of the outstanding shares of Equity Stock.

“Beneficial Ownership” means ownership of shares of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, provided, however, that in determining the number of shares Beneficially Owned by a Person, no share shall be counted more than once.  Whenever a Person Beneficially Owns shares of Equity Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever this Charter requires a determination of the percentage of outstanding shares of a class of Equity Stock Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be outstanding.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to close.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 8.3(f); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), 2055 and 2522 of the Code.

“Common Stock Ownership Limit” means 9.8% (or such other amount designated by the Board of Directors pursuant to Section 8.2) (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Company.

“Constructive Ownership” means ownership of shares of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

“Excepted Holder” means a Stockholder of the Company for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 8.2(g).

“Excepted Holder Limit” means, provided that the Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 8.2(g), and subject to adjustment pursuant to Section 8.2(h), the percentage limit established by the Board of Directors pursuant to Section 8.2(g).

“Initial Date” means the date on which the Board of Directors determines, pursuant to Section 6.4(b), that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Equity Stock set forth in this Article VIII are no longer required for the Company to qualify as a REIT, but only with respect to such restrictions and limitations

“Market Price” means with respect to any class or series of outstanding shares of Equity Stock, the Closing Price for such shares of Equity Stock on such date.  The “Closing Price” on any date shall mean the last sale price for such shares of Equity Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares of Equity Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of Equity Stock are listed or admitted to trading or, if such shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such shares of Equity Stock are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares of Equity Stock selected by the Board of Directors or, in the event that no trading price is available for such shares of Equity Stock, the fair market value of the shares of Equity Stock, as estimated in good faith by the Board of Directors.

“Non-Transfer Event” means any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any shares of Equity Stock and any redemption of any shares of Equity Stock.

“Ownership Limits” means the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, subject to adjustment pursuant to Section 8.2(g).

“Prohibited Owner” means, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 8.2(a), would beneficially own (determined under the principles of Section 856(a)(5) of the Code), Beneficially Own or Constructively Own shares of Equity Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” means the first day after the Initial Date.

“Transfer” means any issuance, sale, transfer, gift, assignment, devise or other disposition of, as well as any other event that causes any Person to acquire beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Equity Stock or the right to vote or receive dividends on Equity Stock, or any agreement to take any such actions or cause any such events, including, without limitation, (i) the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer or other disposition of Equity Stock (or of beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Equity Stock), (ii) any disposition of any securities or rights convertible into or exchangeable for Equity Stock or any interest in Equity Stock or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Equity Stock; in each case, whether voluntary or involuntary, whether owned of record, beneficially owned (determined under the principles of Section 856(a)(5) of the Code), Constructively Owned or Beneficially Owned and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have correlative meanings.

“Trust” means any trust provided for in Section 8.3(a).

“Trustee” means the Person unaffiliated with both the Company and any Prohibited Owner that is a “United States person” within the meaning of Section 7701(a)(30) of the Code and is appointed by the Company to serve as trustee of the Trust.

Section 8.2                                           Equity Stock.

(a)                                  Ownership Limitations.  Prior to the Restriction Termination Date, but subject to Section 8.4:

(i)                                     Basic Restrictions.

(A)                              (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(B)                                No Person shall Beneficially Own shares of Equity Stock to the extent that such Beneficial Ownership of Equity Stock would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(C)                                No Person shall Beneficially Own or Constructively Own shares of Equity Stock to the extent that such Beneficial Ownership or Constructive Ownership of Equity Stock would result in the Company failing to qualify as a REIT.

(D)                               No Person shall Constructively Own shares of Equity Stock to the extent that such Constructive Ownership would cause any income of the Company that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

(E)                                 Any Transfer of shares of Equity Stock that, if effective, would result in the Equity Stock being beneficially owned by fewer than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Equity Stock.

(ii)                                  Transfer in Trust. If any Transfer or Non-Transfer Event occurs that, if effective or otherwise, would result in any Person Beneficially Owning or Constructively Owning (as applicable) shares of Equity Stock in violation of Section 8.2(a)(i)(A), (B), (C) or (D),

(A)                              then that number of shares of Equity Stock the Beneficial Ownership or Constructive Ownership (as applicable) of which otherwise would cause such Person to violate Section 8.2(a)(i)(A), (B), (C) or (D) (rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 8.3, effective as of the close of business on the Business Day immediately preceding the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or Beneficial Owner of such shares) shall acquire no rights in such shares (or shall be divested of its rights in such shares);

(B)                                if the transfer to the Trust described in Section 8.2(a)(ii)(A) of this sentence would not be effective for any reason to prevent the violation of Section 8.2(a)(i)(A), (B), (C) or (D), then the Transfer of that number of shares of Equity Stock that otherwise would cause any Person to violate Section 8.2(a)(i)(A), (B), (C) or (D) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Equity Stock; or

(C)                                if the transfer to the Trust described in Section 8.2(a)(ii)(A) of this sentence would not be effective for any reason to prevent the violation of Section 8.2(a)(i)(A), (B), (C) or (D), then the Non-Transfer Event that otherwise would cause any Person to violate Section 8.2(a)(i)(A), (B), (C) or (D) shall be void ab initio to the extent that the Company has the legal ability to void the Non-Transfer Event, and the intended transferee shall acquire no rights in such shares of Equity Stock.

To the extent that, upon a transfer of shares pursuant to this Section 8.2(a)(ii), a violation of any provision of this Article VIII would nonetheless be continuing (for example where the ownership of shares by a single Trust would violate the 100 stockholder requirement applicable to REITs), then, to the extent possible, shares shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VIII.

(b)                                 Remedies for Breach.  If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 8.2(a)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of any shares of Equity Stock in violation of Section 8.2(a)(i) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books and records of the Company or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer in violation of Section 8.2(a)(i) (or Non-Transfer Event that results in a violation of Section 8.2(a)(i)) shall automatically result in the transfer to the Trust described above, or, if applicable, shall be void ab initio as provided in Section 8.2(a)(i) irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

(c)                                  Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of shares of Equity Stock that will or may violate Section 8.2(a)(i) or any Person who held or would have owned shares of Equity Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 8.2(a)(ii) shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least fifteen days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s qualification as a REIT.

(d)                                 Owners Required to Provide Information.  Prior to the Restriction Termination Date:

(i)                                     every owner of five percent (5.0%) or more (or such lower percentage as required by the Code or regulations promulgated thereunder) of the outstanding shares of any class or series of Equity Stock, upon request following the end of each taxable year of the Company, shall provide in writing to the Company the name and address of such owner, the number of shares of each class and series of Equity Stock and other shares of the Equity Stock Beneficially Owned by it and a description of the manner in which the shares are held. Each owner shall provide to the Company any additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s qualification as a REIT and to ensure compliance with the Ownership Limits; and

(ii)                                  each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the Stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide in writing to the Company such information as the Company may request, in good faith, in order to determine the Company’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e)                                  Remedies Not Limited.  Subject to Section 6.4(b), nothing contained in this Section 8.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of the Stockholders in preserving the Company’s qualification as a REIT.

(f)                                    Ambiguity.  The Board of Directors shall have the power to determine the application of the provisions of this Section 8.2 and Section 8.3 and any definition contained in Section 8.1, including in the case of an ambiguity in the application of any of the provisions of this Section 8.2 and Section 8.3, or any such definition, with respect to any situation based on the facts known to it.  In the event Section 8.2 or Section 8.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 8.1, Section 8.2 or Section 8.3.

(g)                                 Exceptions.

(i)                                     Subject to Section 8.2(a)(i)(C), the Board of Directors, in its sole discretion, may prospectively exempt a Person from, or retroactively waive with respect to a Person, one or more of the ownership limitations set forth in Section 8.2(a)(i)(A)(1) and (2) and establish or increase an Excepted Holder Limit for such Person, may retroactively waive the ownership limitations set forth in Section 8.2(a)(i)(A)(3) with respect to a Person and establish or increase the Excepted Holder Limit for such Person, may prospectively exempt a Person from the provisions of Section 8.2(a)(i)(B), and may prospectively exempt a Person from, or retroactively waive with respect to a Person, the provisions of Section 8.2(a)(i)(D) if:

(A)                              the Board of Directors obtains such representations and undertakings from the Person as are reasonably necessary to ascertain that the Person’s Beneficial Ownership or Constructive Ownership of Equity Stock in excess of the Ownership Limits or in violation of the limitations imposed by Section 8.2(a)(i)(A) or Section 8.2(a)(i)(D), as applicable, will not now or in the future jeopardize the Company’s ability to qualify as a REIT under the Code; and

(B)                                such Person agrees that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the restrictions contained in Sections 8.2(a) through 8.2(f)) will result in such shares of Equity Stock being automatically transferred to a Trust in accordance with Section 8.2(a)(ii) and Section 8.3.

(ii)                                  Prior to granting any exemption or waiver or establishing or increasing any Excepted Holder Limit pursuant to Section 8.2(g)(i), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT.  Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption or waiver or establishing or increasing any Excepted Holder Limit.

(iii)                               Subject to Section 8.2(a)(i)(C), an underwriter that participates in a public offering or a private placement of Equity Stock (or securities convertible into or exchangeable for Equity Stock) may Beneficially Own and Constructively Own shares of Equity Stock (or securities convertible into or exchangeable for Equity Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate the public offering or private placement.

(iv)                              The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (A) with the written consent of such Excepted Holder at any time; or (B) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

(h)                                 Increase or Decrease in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 8.2(a)(i)(C), the Board of Directors may from time to time increase one or both of the Ownership Limits and decrease one or both of the

Ownership Limits; provided, however, that any such decreased Ownership Limit will not be effective for any Person whose percentage ownership in Equity Stock is in excess of the decreased Ownership Limit until such time as such Person’s percentage of Equity Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Equity Stock in excess of such percentage ownership of Equity Stock will be in violation of the Ownership Limits; and provided, further, that the new Ownership Limits would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated individuals were to Beneficially Own the five largest amounts of Equity Stock permitted to be Beneficially Owned under each Excepted Holder Limit, as applied to an Excepted Holder, and such new Ownership Limits with respect to each other Stockholder, taking into account the immediately preceding proviso permitting ownership in excess of decreased Ownership Limits in certain cases.

(i)                                     Legend.  Each certificate for shares of Equity Stock, if certificated, shall bear a legend that substantially describes the foregoing restrictions on transfer and ownership, or, instead of such legend, the certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.

Section 8.3                                           Transfer of Equity Stock in Trust.

(a)                                  Ownership in Trust.  Upon any purported Transfer or Non-Transfer Event described in Section 8.2(a)(ii) that would result in a transfer of shares of Equity Stock to a Trust, the shares of Equity Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries.  The transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day immediately preceding the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust pursuant to Section 8.2(a)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with both the Company and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Company as provided in Section 8.3(f).

(b)                                 Status of Shares of Equity Stock Held by the Trustee.  Shares of Equity Stock held by the Trustee shall be treated as issued and outstanding shares of Equity Stock.  The Prohibited Owner shall have no rights in the shares held by the Trustee.  The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the shares of Equity Stock held in the Trust.

(c)                                  Distribution and Voting Rights.  The Trustee shall have all voting rights and rights to dividends or other Distributions with respect to shares of Equity Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any dividend or other Distribution paid prior to the discovery by the Company that the shares of Equity Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other Distribution to the Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Trustee.  The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to applicable law, effective as of the date that the shares of Equity Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion), assuming that the meeting or consent period has not otherwise been finally adjourned, (i) to rescind as void any proxy submitted or any vote cast by a Prohibited Owner prior to the discovery by the Company that the shares of Equity Stock have been transferred to the Trustee and (ii) to resubmit a proxy or recast any vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.  Notwithstanding the provisions of this Article VIII, until the Company has received notification that shares of Equity Stock have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

(d)                                 Sale of Shares of Equity Stock by Trustee.  As soon as reasonably practicable after receiving notice from the Company that shares of Equity Stock have been transferred to the Trust (and no later than twenty (20) days after receiving notice in the case of shares of Equity Stock that are listed or admitted to trading on any national securities exchange), the Trustee of the Trust shall sell the shares held in the Trust to a Person whose ownership of the shares will not violate the ownership limitations set forth in Section 8.2(a)(i).  Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 8.3(d). The Prohibited Owner shall receive the lesser of: (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust; and (2) the sales proceeds received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust.  The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends or other Distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 8.3(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Company that shares of Equity Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then: (1) such shares shall be deemed to have been sold on behalf of the Trust; and (2) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 8.3(d), the excess shall be paid to the Trustee upon demand.

(e)                                  Purchase Right in Stock Transferred to the Trustee.  Shares of Equity Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift); and (ii) the Market Price on the date the Company, or its designee, accepts the offer.  The Company shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 8.3(d).  Upon the sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner; provided, however, that the Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends or other Distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 8.3(c).  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.

(f)                                    Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Company may change the Charitable Beneficiary by designating one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Equity Stock held in the Trust would not violate the restrictions set forth in Section 8.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), 2055 and 2522 of the Code.  Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before the automatic transfer provided for in Section 8.2(a)(ii)(A). shall make such transfer ineffective, provided that the Company thereafter makes such designation and appointment.  The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Company may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason.  Any determination by the Company with respect to the application of this Article VIII shall be binding on each Charitable Beneficiary.

Section 8.4                                           NYSE Transactions.  Nothing in this Article VIII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that settlement of any transaction occurs shall not negate the effect of any other provision of this Article VIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VIII.

Section 8.5                                           Enforcement.  The Company is specifically authorized to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VIII.

Section 8.6                                           Non-Waiver.  No delay or failure on the part of the Company or the Board of Directors in exercising any right under this Article VIII shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 8.7                                           Severability.  If any provision of this Article VIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE IX

INVESTMENT RESTRICTIONS

Section 9.1                                           Investment Policies.  Subject to any restrictions set forth herein, the investment policies set forth in this Article IX shall be approved by the Board of Directors, including a majority of the Independent Directors, at or prior to Commencement of the Initial Public Offering.  The Independent Directors shall review the Company’s investment policies at least annually to determine that the policies being followed are in the best interests of the Company.

Section 9.2                                           Investment Restrictions.  In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company’s objective to qualify as a REIT and until the shares of Common Stock are listed on a national securities exchange or traded in the over-the-counter market, the Company may not:

(a)                                  invest more than ten percent (10.0%) of the Company’s total assets in unimproved real property or Mortgage Loans secured by unimproved real property.  For purposes of this paragraph, “unimproved real property” does not include a Property:  (i) acquired for the purpose of producing rental or other operating income; (ii) having development or construction in process; or (iii) under contract for development or in planning for development within one (1) year from the date of acquisition;

(b)                                 invest in commodities or commodity future contracts, except for interest rate futures used solely for hedging purposes;

(c)                                  except for investments in commercial mortgage-backed securities, invest in, or make, Mortgage Loans unless an appraisal prepared by an Independent Expert is obtained for the underlying Property and the mortgage indebtedness on any Property would in no event exceed the Property’s appraised value; provided, however, that this restriction shall not apply to an investment in a publicly-traded entity (as defined in Section 7.8(d) hereof) that owns, invests in or makes Mortgage Loans.  The appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Stockholder.  In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage and condition of the title must be obtained prior to closing;

(d)                                 invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title;

(e)                                  except for investments in commercial mortgage-backed securities, invest in, or make, Mortgage Loans, including construction loans, on any one Property, if the aggregate amount of all Mortgage Loans outstanding on the Property, including the loans made by the Company, would exceed an amount equal to eighty-five percent (85.0%) of the appraised value of the Property as determined by an Independent Expert unless the

Board of Directors determines that substantial justification exists because of the presence of other underwriting criteria and provided further that the loans would in no event exceed the appraised value of the property at the date of the loans; provided that the aggregate amount of all Mortgage Loans outstanding and secured by the Property, including the loans of the Company, shall include all interest (excluding contingent participation in income or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of the loans, to the extent that deferred interest on each loan exceeds five percent (5.0%) per annum of the principal balance of the loan; provided, further, that this restriction shall not apply to an investment in a publicly-traded entity (as defined in Section 7.8(d) hereof) that owns, invests in or makes Mortgage Loans;

(f)                                    invest in, or make, any Mortgage Loans that are subordinate to any mortgage or equity interest of the Business Manager, the Sponsor, a Director or any Affiliates thereof;

(g)                                 invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the investment as being fair, competitive and commercially reasonable; provided however that the requirements of this section shall not apply to the purchase by the Company of (i) its own securities pursuant to its SRP or, when traded on a secondary market or on a national securities exchange or inter-dealer quotation system, if a majority of the Directors (including a majority of the Independent Directors) determine the purchase to be in the best interests of the Company; or (ii) the securities of a publicly-traded entity (as defined in Section 7.8(d) hereof) made in accordance with Section 7.6(d);

(h)                                 invest in Joint Ventures as a partner with the Sponsor, Business Manager, a Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by other Joint Venturers;

(i)                                     borrow, on a secured and unsecured basis, in an aggregate amount that exceeds three hundred percent (300.0%) of Net Assets, except as approved by the Board of Directors (including a majority of the Independent Directors), upon a finding that a higher level of borrowing is appropriate.  Any excess in borrowing over three hundred percent (300.0%) of Net Assets level must be disclosed to Stockholders in the Company’s next quarterly report to Stockholders, along with the justification for the excess;

(j)                                     invest in Real Estate Assets unless a majority of the Directors, including a majority of the Independent Directors, approves the investment; provided that if the Company acquires a Property from the Sponsor, the Business Manager, any Real Estate Manager, a Director or any Affiliates thereof, the provisions of Section 7.8 hereof also shall be applicable; and

(k)                                  invest in Junior Debt secured by a mortgage on real property that is subordinate to the lien of Senior Debt, except where the amount of the Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed eighty-five percent (85.0%) of the appraised value of the Property at the time of the investment, unless the Board of Directors determines that substantial justification exists because of the presence of other underwriting criteria and provided further that the amount of the Junior Debt, plus the outstanding amount of the Senior Debt, would in no event exceed the appraised value of the property at the date of the investment; provided that the value of all investments of the Company in Junior Debt (as reflected on the books of the Company in accordance with GAAP, after all reasonable reserves but before provision for depreciation) would not then exceed twenty-five percent (25.0%) of the Company’s tangible assets; provided, however, that this restriction shall not apply to an investment in a publicly-traded entity (as defined in Section 7.8(d) hereof) that invests in Junior Debt.  The value of any investments in Junior Debt not meeting the aforementioned requirements shall be limited to ten percent (10.0%) of the Company’s tangible assets (which would be included within the twenty-five percent (25.0%) limitation).

ARTICLE X

STOCKHOLDERS

Section 10.1                                     Access to Corporate Documents and Records.

(a)                                  Any Stockholder and any designated representative thereof shall be permitted access to the records of the Company to which it is entitled under the MGCL at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

(b)                                 An alphabetical list of the names, addresses and telephone numbers of the holders of shares of Common Stock, along with the number of shares of Common Stock held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by a Stockholder or the holder’s agent at the home office of the Company in accordance with Maryland law. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Stockholder List shall be mailed to any Stockholder so requesting within ten days of receipt by the Company of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, the exercise of Stockholder rights under federal proxy laws or for any other proper and legitimate purpose. Each Stockholder who receives a copy of the Stockholder List shall keep the list confidential and shall sign a confidentiality agreement to the effect that the Stockholder will keep the Stockholder List confidential and share the list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Stockholder List.  In the event that any Stockholder requests and obtains a copy of the Stockholder List in connection with a proposed tender offer, including, without limitation, a “mini-tender” offer, whereby the Company is required to state its position with respect to that offer, the Company may impose, and require the Stockholder to pay, any expenses incurred in producing the list and communicating with its Stockholders regarding the tender offer.

(c)                                  The Company may impose, and require the Stockholder to pay, a reasonable charge for expenses incurred in producing and copying any of its corporate documents and records pursuant to this Section 10.1.  If the Business Manager or the Directors neglect or refuse to exhibit, produce or copy the Stockholder List, the Business Manager and the Directors shall be liable to the Stockholder making the request for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List and for actual damages suffered by the Stockholder by reason of such neglect or refusal; provided, however, that it shall be an absolute defense against any and all liability or damages that the actual purpose and reason for the request to inspect or copy the Stockholder List is to secure the information for the purpose of selling the Stockholder List or copies thereof, or of using the Stockholder for a commercial purpose or other purpose not in the interest of the Stockholder as a stockholder relative to the affairs of the Company.  The Company may require any Stockholder requesting to inspect or obtain the Stockholder List pursuant to this Section 10.1 to represent that the information is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company.  The remedies provided in this Section 10.1(c) to a Stockholder are in addition to, and shall not in any way limit, other remedies available to the Stockholder under federal law.

Section 10.2                                     Reports and Meetings.

(a)                                  Reports.  Each year the Company shall prepare an annual report in accordance with Regulation 14a-3 promulgated under the Exchange Act, and shall send the annual report to each Stockholder at or before the annual meeting of the Stockholders within 120 days after the end of the Company’s fiscal year.  The report shall include: (i) audited income statements and balance sheets for the previous three and two years, respectively or, the period of time the Company has been operating if less, all prepared in accordance with the rules and regulations of the Securities and Exchange Commission governing the preparation of financial statements; (ii) if applicable, the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of fees paid to the Sponsor, the Business Manager, the Real Estate Managers and any Affiliates thereof, including fees or charges paid to the Sponsor and its Affiliates by third parties doing business with the Company for the applicable period; (iv) the Total Operating Expenses stated as a percentage of Average Invested Assets and as a percentage of Net Income for the most recently completed fiscal year; (v) a report from the Independent Directors stating that the policies being followed by the Company are in the best interests of the Stockholders in the aggregate and the basis for the determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Sponsor, the Business Manager, the Real Estate Managers, the Directors and any Affiliates thereof occurring in the most recently completed fiscal year, and the Independent Directors shall examine and comment on the fairness of these transactions.  Alternatively, the information may be provided in a proxy statement delivered with the annual report. The annual report, or proxy statement, as the case may be, may be delivered by any reasonable means, including through an electronic medium, to the extent consistent with any then-applicable rules of the Securities and Exchange Commission.  The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that the requirements set forth in this Section 10.2 are satisfied.

(b)                                 Location of Meetings. Meetings of Stockholders shall be held at any place in the United States as is provided in the Bylaws or as set by the Board of Directors under provisions in the Bylaws.

(c)                                  Annual Meetings; Special Meetings.  There shall be an annual meeting of the Stockholders to elect Directors and transact any other business within a reasonable period (not less than thirty days) following delivery of the annual report described in Section 10.2(a) hereof.  The Directors, including the Independent Directors, shall take all reasonable steps to insure that the requirements of this Article X are satisfied.  Special meetings of the Stockholders may be called by the chairman, the chief executive officer, the president, a majority of the Directors or a majority of the Independent Directors, or any other person specified in the Bylaws, and shall be called by the secretary of the Company to act on any matter that may properly be considered at a meeting of Stockholders upon written request (which states the purpose of the meeting and the matter(s) to be acted upon) of Stockholders holding in the aggregate not less than ten percent (10.0%) of the outstanding shares of Common Stock entitled to vote on such matter at such meeting.  Upon receipt of such a written request, the secretary of the Company shall: (i) inform the Stockholders making the written request of the reasonably estimated cost of preparing and mailing a notice of the meeting; and (ii) upon payment of these costs to the Company by the Stockholders making the written request, notify each Stockholder entitled to notice of the meeting and the purpose of the meeting not less than fifteen nor more than sixty days prior to the date of the meeting.

(d)                                 Except as provided in the last sentence of Section 10.2(c) hereof, notice of any annual or special meeting of Stockholders shall be given not less than ten (10) nor more than ninety (90) days before the meeting and in the case of special meetings, shall state the purpose of the meeting and the matters to be acted upon.

Section 10.3                                     Tender Offers.  If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, that Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent (5.0%) of the outstanding shares of Equity Stock; provided, however, that, unless otherwise required by the Exchange Act, such documents are not required to be filed with the Securities and Exchange Commission.  In addition, the Person must provide notice to the Company at least ten business days prior to initiating any such tender offer.  If any Person initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Company, in its sole discretion, shall have the right to redeem such non-compliant Person’s shares of Equity Stock and any shares of Equity Stock acquired in such tender offer (collectively, the “Tendered

Shares”) at a per share price equal to the lesser of (i) the price then being paid per share of Common Stock purchased in the Company’s latest offering at full purchase price (not discounted for commission reductions or for reductions in sale price permitted pursuant to the Company’s distribution reinvestment plan), (ii) the fair market value of a share of Equity Stock as determined by an independent valuation obtained by the Company, (iii) the estimated value of a share of Equity Stock as determined in the Company’s most recent valuation pursuant to Regulatory Notice 09-09 of the Financial Industry Regulatory Authority, Inc. or (iv) the lowest tender offer price offered in such Non-Compliant Tender Offer.  The Company may purchase the Tendered Shares upon delivery of the purchase price to the Person initiating such Non-Compliant Tender Offer and, upon delivery, the Company may instruct any transfer agent to transfer the purchased shares of Equity Stock to the Company.  In addition, any Person who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 10.3, including, without limitation, expenses incurred in connection with the review of all documents related to the tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Company.  The Company maintains the right to offset any expenses against the dollar amount to be paid by the Company for the purchase of Tendered Shares pursuant to this Section 10.3.  In addition to the remedies provided herein, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.  This Section 10.3 shall be of no force or effect with respect to any shares of Equity Stock that are then listed on a national securities exchange.

ARTICLE XI

ROLL-UPS

Section 11.1                                     Appraisal.  In connection with a proposed Roll-Up, an appraisal of all of the Company’s assets shall be obtained from an Independent Expert.  The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity and shall be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the Roll-Up Entity’s shares.

The Company’s assets shall be appraised in a consistent manner.  The appraisal shall:

(a)                                  be based on an evaluation of all relevant information;

(b)                                 indicate the value of the Company’s assets as of a date immediately prior to the announcement of the proposed Roll-Up; and

(c)                                  assume an orderly liquidation of the Company’s assets over a twelve month period.

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders.  A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with the proposed Roll-Up.

Section 11.2                                     Stockholder Options.  Stockholders who vote “no” on the proposed Roll-Up shall have the choice of:

(a)                                  accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

(b)                                 one of the following:

(i)                                     remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or

(ii)                                  receiving cash in an amount equal to the Stockholders’ pro rata share of the appraised value of the Net Assets.

Section 11.3                                     Restrictions.  The Company may not participate in any proposed Roll-Up that would:

(a)                                  result in the holders of Common Stock having rights to meetings less frequently or which are more restrictive to holders of Common Stock than those provided in this Charter;

(b)                                 result in the holders of Common Stock having voting rights that are less than those provided in this Charter;

(c)                                  result in the holders of Common Stock having greater liability than as provided in this Charter;

(d)                                 result in the holders of Common Stock having rights to receive reports that are less than those provided in this Charter;

(e)                                  result in the holders of Common Stock having access to records that are more limited than those provided in this Charter;

(f)                                    include provisions that would operate to materially impede or frustrate the accumulation of shares of Equity Stock by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

(g)                                 limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of shares of Equity Stock held by that investor;

(h)                                 result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in this Charter; or

(i)                                     place any of the costs of the transaction on the Company if the Roll-Up is rejected by the holders of a majority of the outstanding voting shares of Common Stock; provided, however, that nothing herein shall be construed to prevent participation in any proposed Roll-Up that would result in holders of Common Stock having rights and restrictions comparable to those contained in this Article XI.

Approval of the holders of a majority of the outstanding voting shares of Common Stock is required for the Company to engage in any Roll-Up that is in conformity with this Article XI.

Section 11.4                                     General.  The provisions of this Article XI will cease to apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt, or continue, to qualify as a REIT or if the Common Stock is listed on a national securities exchange.

ARTICLE XII

AMENDMENTS AND EXTRAORDINARY ACTIONS

Section 12.1                                     General.  The Company reserves the right, from time to time, to supplement, amend or restate this Charter, now or hereafter authorized by law, including any supplement, amendment or restatement altering the terms or contract rights, as expressly set forth in this Charter, of any unissued shares of Equity Stock.  All rights and powers conferred by this Charter on Stockholders, Directors and officers are granted subject to this reservation.  All references to this Charter shall include all supplements, amendments or restatements thereto.

Section 12.2                                     Stockholders’ Approval.  Subject to: (a) the restrictions on Roll-Ups described in Article XI hereof so long as applicable; (b) the limitations described in Article VIII hereof; and (c) Section 12.3 hereof, the Directors may not, without the approval of holders of at least a majority of the outstanding voting shares of Common Stock:  (i) amend this Charter except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in this Charter; (ii) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business or in connection with liquidation and dissolution or as otherwise permitted by law; (iii) cause a merger, consolidation or share exchange of the Company except as permitted by law; or (iv) dissolve or liquidate the Company.  For purposes of this Charter, a sale of two-thirds or more of the Company’s assets, based on number or fair market value, shall constitute a sale of “substantially all of the Company’s assets.”

Section 12.3                                     By Stockholders.  Notwithstanding any provision of law permitting or requiring action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes and subject to the mandatory provisions of any applicable laws and regulations, the holders of a majority of the then outstanding voting shares of Common Stock may, at a duly called meeting of such holders and without necessity for concurrence by the Directors, vote to (i) amend this Charter; or (ii) dissolve or liquidate the Company.

Section 12.4                                     Stockholder Actions. Subject to the mandatory provisions of any applicable laws and regulations, any action taken pursuant to Section 12.3 shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast with respect to the action.  Any action permitted or required to be taken at a meeting of Stockholders may also be taken by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

ARTICLE XIII

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 13.1                                     Limitation of Stockholder Liability.  No Stockholder shall be personally liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of its being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the assets or the affairs of the Company.

Section 13.2                                     Limitation of Director and Officer Liability.  No Director or officer of the Company shall be liable to the Company or to any Stockholder for money damages to the extent that Maryland law, in effect from time to time, permits the limitation of the liability of directors and officers of a corporation.  Neither the amendment nor repeal of this Section 13.2, nor the adoption or amendment of any other provision of this Charter inconsistent with this Section 13.2, shall apply to or affect, in any respect, the applicability of this Section 13.2 with respect to any act or failure to act that occurred prior to amendment, repeal or adoption.

Section 13.3                                     Indemnification.

(a)                                  Subject to the limitations set forth under Maryland law and in paragraphs (b), (c) and (d) of this Section 13.3, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses to any Director, officer and employee of the Company and the Business Manager and the Real Estate Managers and each of their Affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a Director, officer or employee of the Company, the Business Manager, the Real Estate Managers and their respective Affiliates.

(b)                                 The Company shall not indemnify an Indemnified Party unless:  (i) the Directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any Independent Director or negligence or misconduct by any other Indemnified Party (excluding the Independent Directors); and (iv) the indemnification is recoverable only out of the Net Assets of the Company and not from the Stockholders.

(c)                                  Notwithstanding anything to the contrary in Section 13.3(b) hereof, the Company shall not indemnify a Director, officer or employee of the Company or the Business Manager or any Real Estate Manager or their Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(d)                                 The Company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought, only if all of the following conditions are satisfied:  (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Person, for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)                                  The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the Company or arising out of such status.  Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  The Company shall also have power to enter into any contract for indemnity and advancement of expenses with a Director, officer, employee or agent to the extent consistent with law and this Charter.

THIRD:                                                      The amendment to and restatement of the charter of the Company as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Company as required by law.

FOURTH:                                          The current address of the principal office of the Company in the State of Maryland is set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH:                                                           The name and address of the Company’s current resident agent is set forth in Article III of the foregoing amendment and restatement of the articles of incorporation.

SIXTH:                                                         The number of directors of the Company and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the charter.

SEVENTH:                                     The undersigned President of Inland Core Assets Real Estate Trust, Inc. acknowledges these First Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Company has caused these First Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this [      ] day of [              ], 20[    ].

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

By:

Name:	JoAnn M. Armenta

Title:	President

ATTEST: INLAND CORE ASSETS REAL ESTATE TRUST, INC.

By:

Name:	Cathleen M. Hrtanek

Title:	Secretary